Exhibit 99.1

Idaho Copper Appoints Four Independent Directors and Establishes Board Committees

Gil Atzmon, David Herskovits, Dr. John Moeller and Corey Redfield Add Mining Development, Public Company Audit, Commodities Trading and Idaho Permitting Expertise to the Board

BOISE, Idaho – August 11, 2026 – Idaho Copper Corporation (NYSE American: COPR) (“Idaho Copper” or the “Company”), a critical minerals developer advancing the flagship CuMo copper-molybdenum-silver project in Idaho, today announced the appointment of four independent directors to its Board of Directors – Gil Atzmon, David Herskovits, Dr. John Moeller and Corey Redfield – and the formation of Audit, Compensation, and Nominating and Corporate Governance committees. The additions round out an independent majority board following the Company’s uplisting to the NYSE American, and bring mine development, public company audit, commodities markets and Idaho permitting experience to the Company as it advances CuMo through an updated Preliminary Economic Assessment (“PEA”) and toward a Prefeasibility Study (“PFS”).

Gil Atzmon

Mr. Atzmon has more than 40 years of experience in the energy and mineral sector, spanning roles as a field engineer in oil services, an investment fund manager, an investment banker and a mining executive. He founded Zazu Metals in 2006 and served as its Chairman, Chief Executive Officer and a director until its acquisition by Solitario Resources Corporation in 2017; he has served as a director of Solitario since 2017 and was recently named its Chairman. Earlier in his career he was Vice President, Corporate Development of Ivanhoe Mines Ltd., a global energy and mining specialist in institutional equity sales at BNP Paribas, and Chief Investment Strategist and Portfolio Manager for US Global Investors, Inc. Mr. Atzmon holds a bachelor’s degree in Geology and Geography from Columbia University and a master’s degree in Energy and Mineral Resources from the University of Texas at Austin.

David Herskovits

Mr. Herskovits is a retired audit partner of Deloitte & Touche LLP, where he spent nearly four decades – joining the firm in 1974, being admitted to the partnership in 1985 and retiring in 2013. During his career he was responsible for major audit engagements for public and private companies and served in several technical and quality assurance roles at the firm. He has served as a director of Camber Energy, Inc. since 2023 (and was a director of its predecessor, Viking Energy Group, Inc. from 2018-2023). Mr. Herskovits received his bachelor’s degree from Cornell University and his master’s degree from Harvard University.

Dr. John Moeller

Dr. Moeller is an environmental engineer with broad experience in the permitting, development and regulatory infrastructure of mining projects in Idaho, including CuMo itself – from 2010 to 2019 he represented the project before state, local and federal agency officials and led its highly visible environmental assessment process. Earlier in his career he managed water quality and hazardous materials programs at the Idaho Department of Environmental Quality, co-founded a state and federal interagency task force to permit and develop an open pit molybdenum mine in the headwaters of Idaho’s Salmon River, chaired a governor-appointed task force that negotiated Idaho’s cyanide leach regulations, and was awarded an EPA Bronze Medal for his work on hazardous waste and pollution prevention. He established the Boise office of a national civil and environmental engineering firm and served as its vice president, and was a Principal and Vice President of Environmental Services and a director at Forsgren Associates from 1998 to 2019. Dr. Moeller received his B.S. in Electrical Engineering and M.S. in Zoology (Water Quality) from the University of Kentucky and his Ph.D. in Biology/Zoology (Water Quality) from Idaho State University, and taught Water Quality Management as adjunct faculty at Boise State University from 2005 to 2017.

Corey Redfield

Mr. Redfield is a commodities trader with extensive experience managing commodity price risk and investing in commodities-based companies. Most recently he was a senior commodities trader at Cargill Inc. from 2018 to 2021, and previously served as a senior trader at a large midwestern hedge fund from 2006 to 2011. He has also served as an adjunct professor of finance at the University of Minnesota and at Vanderbilt University. Mr. Redfield holds a geology degree from the University of Minnesota-Morris and a master’s degree from Vanderbilt University, and is a Chartered Financial Analyst.

Board Committees

In connection with the appointments, the Board established the following committees:

●	Audit Committee: David Herskovits (Chairman), Dr. John Moeller and Corey Redfield

●	Compensation Committee: Corey Redfield (Chairman), Gil Atzmon and Steven Rudofsky

●	Nominating and Corporate Governance Committee: Dr. John Moeller (Chairman), David Herskovits and Steven Rudofsky

Management Commentary

Robert Scannell, Executive Chairman of Idaho Copper, commented, “Building a board of this caliber is one of the most important things we can do for shareholders at this stage. We now have an independent majority board with a fully constituted audit, compensation and governance structure – the governance foundation a NYSE American-listed critical minerals developer should have as it moves a project of CuMo’s scale forward.”

“Just as important is what these four individuals bring around the table. Gil has built and sold a mining company and sits as chairman of another; David spent a career at Deloitte auditing public companies and chairs our audit committee; John has spent decades inside Idaho’s permitting and regulatory process, including on CuMo itself; and Corey brings a trader’s view of the copper and molybdenum markets we will ultimately sell into. That is development, governance, permitting and market expertise – exactly the mix CuMo needs as we advance toward a Prefeasibility Study.”

About Idaho Copper

Idaho Copper Corporation (NYSE American: COPR) is a critical minerals developer focused on exploring and developing the CuMo copper-molybdenum-silver project located in Boise County, Idaho. The CuMo project is one of the largest undeveloped copper deposits in the western hemisphere, likely the largest undeveloped molybdenum deposit in the world, and contains significant amounts of silver, rhenium, and tungsten—all considered critical or of strategic importance. The project comprises approximately 2,640 acres and consists of 126 federal unpatented lode mining claims and 6 patented mining claims. To learn more, please visit www.idaho-copper.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward-looking statements” that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release include statements regarding the appointments and committee composition described herein, the Company’s corporate governance and compliance with NYSE American independence requirements, the Company’s planned updated Preliminary Economic Assessment and Prefeasibility Study, and statements relating to expected developments and growth in Idaho Copper’s business. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. In addition, this press release contains time-sensitive information that reflects management’s best analysis only as of the date of this press release. Idaho Copper does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in Idaho Copper’s periodic filings with the SEC.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(262) 357-2918

COPR@mzgroup.us

www.mzgroup.us